EXHIBIT 99.1

LHC Group and Almost Family Announce Expiration of Hart-Scott-Rodino Waiting Period for Proposed Merger

LAFAYETTE, La. and LOUISVILLE, Ky., Feb. 22, 2018 (GLOBE NEWSWIRE) -- LHC Group, Inc. (“LHC Group”) (NASDAQ:LHCG) and Almost Family, Inc. (“Almost Family”) (NASDAQ:AFAM) announced today that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”), with respect to the proposed business combination of LHC Group and Almost Family, has expired, satisfying one of the important conditions to the closing of the pending transaction.

“The expiration of the waiting period under the HSR Act is an important step toward the closing of the proposed transaction, which remains subject to other customary closing conditions, including approval of both companies’ stockholders.  We remain very excited about the combination of our two companies and, subject to the satisfactions of these closing conditions, expect the transaction to close at the end of the first quarter following both companies’ March 29, 2018 special stockholder meetings to approve the proposed transaction,” said Keith G. Myers, Chairman and Chief Executive Officer of LHC Group, and William Yarmuth, Chairman and Chief Executive Officer of Almost Family.

About the Proposed Transaction

On November 15, 2017, LHC Group and Almost Family entered into a definitive merger agreement pursuant to which the companies will combine in an all-stock merger of equals to create a nationwide provider of in-home healthcare services with a long track record of successfully partnering with hospitals and health systems led by the most experienced management teams in home health. The combined company will continue to trade on NASDAQ under the ticker symbol, “LHCG.”

Additional information concerning the proposed transaction is included in the final proxy statement/prospectus, which was filed with the SEC on February 13, 2018, and can be accessed on the SEC’s website.

About LHC Group, Inc.

LHC Group, Inc. is a national provider of non-acute healthcare services, providing quality, cost-effective healthcare to patients primarily within the comfort and privacy of their home or place of residence. LHC Group provides a comprehensive array of healthcare services through home health, hospice, community‑based services agencies and facility-based services. LHC Group operates 320 home health services locations, 92 hospice locations, 12 community-based service locations and 15 long-term acute care hospitals (LTACHs).

About Almost Family, Inc.

Almost Family, Inc., founded in 1976, is a leading national provider of home healthcare services, with 332 branch locations in 26 states, including its joint venture with Community Health Systems, Inc. Almost Family, Inc. and its subsidiaries operate home health, other home-based services and healthcare innovations segments.

Forward-Looking Statements

This press release contains “forward-looking statements” (as defined in the Securities Litigation Reform Act of 1995) regarding, among other things, future events or the future financial performance of LHC Group, Inc. (“LHC Group”) and Almost Family, Inc. (“Almost Family”). Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “will,” “estimates,” “may,” “could,” “should” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. The closing of the proposed transaction is subject to the approval of the stockholders of LHC Group and Almost Family and other customary closing conditions. There is no assurance that such conditions will be met or that the proposed transaction will be consummated within the expected time frame, or at all. Forward-looking statements relating to the proposed transaction include, but are not limited to: statements about the benefits of the proposed transaction, including anticipated earnings accretion, synergies and cost savings and future financial and operating results; LHC Group’s and Almost Family’s plans, objectives, expectations, projections and intentions; the expected timing of completion of the proposed transaction; and other statements relating to the transaction that are not historical facts. Forward-looking statements are based on information currently available to LHC Group and Almost Family and involve estimates, expectations and projections. Investors are cautioned that all such forward-looking statements are subject to risks and uncertainties, and important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements. With respect to the proposed transaction, these risks, uncertainties and factors include, but are not limited to: the risk that required stockholder approvals may not be obtained; the risks that the other condition(s) to closing of the transaction may not be satisfied; the length of time necessary to consummate the proposed transaction, which may be longer than anticipated for various reasons; the risk that the businesses will not be integrated successfully; the risk that the cost savings, synergies and growth from the proposed transaction may not be fully realized or may take longer to realize than expected; the diversion of management time on transaction-related issues; the risk that LHC Group or Almost Family may be unable to obtain all other governmental and regulatory approvals in connection with the transaction; the risk that costs associated with the integration of the businesses are higher than anticipated; and litigation risks related to the transaction. With respect to the businesses of LHC Group and/or Almost Family, including if the proposed transaction is consummated, these risks, uncertainties and factors include, but are not limited to: changes in, or failure to comply with, existing government regulations that impact LHC Group’s and/or Almost Family’s businesses; legislative proposals for healthcare reform; the impact of changes in future interpretations of fraud, anti-kickback, or other laws; changes in Medicare and Medicaid reimbursement levels; changes in laws and regulations with respect to Accountable Care Organizations; changes in the marketplace and regulatory environment for Health Risk Assessments; decrease in demand for LHC Group’s or Almost Family’s services; the potential impact of the announcement or consummation of the proposed transaction on relationships with customers, joint venture and other partners, competitors, management and other employees, including the loss of significant contracts or reduction in revenues associated with major payor sources; ability of customers to pay for services; risks related to any current or future litigation proceedings; potential audits and investigations by government and regulatory agencies, including the impact of any negative publicity or litigation; the ability to attract new customers and retain existing customers in the manner anticipated; the ability to hire and retain key personnel; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect and/or risks related to the ability to obtain financing; increased competition from other entities offering similar services as offered by LHC Group and Almost Family; reliance on and integration of information technology systems; ability to protect intellectual property rights; impact of security breaches, cyber-attacks or fraudulent activity on LHC Group’s or Almost Family’s reputation; the risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings; the risks associated with the combined company’s expansion strategy, the successful integration of recent acquisitions, and if necessary, the ability to relocate or restructure current facilities; and the potential impact of an economic downturn or effects of tax assessments or tax positions taken, risks related to goodwill and other intangible asset impairment, tax adjustments, anticipated tax rates, benefit or retirement plan costs, or other regulatory compliance costs.

Additional information concerning other risk factors is also contained in LHC Group’s and Almost Family’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings.

Many of these risks, uncertainties and assumptions are beyond LHC Group’s or Almost Family’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the information currently available to the parties on the date they are made, and neither LHC Group nor Almost Family undertakes any obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release. Neither LHC Group nor Almost Family gives any assurance (1) that either LHC Group or Almost Family will achieve its expectations, or (2) concerning any result or the timing thereof. All subsequent written and oral forward-looking statements concerning LHC Group, Almost Family, the proposed transaction, the combined company or other matters and attributable to LHC Group or Almost Family or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

Additional Information And Where To Find It

The proposed transaction between LHC Group and Almost Family will be submitted to the respective stockholders of LHC Group and Almost Family for their consideration. In connection with the proposed transaction between LHC Group and Almost Family, on February 12, 2018, the registration statement on Form S-4 was declared effective by the SEC, and, on February 13, 2018, LHC Group filed the final joint proxy statement of LHC Group and Almost Family. LHC Group and Almost Family have mailed the joint proxy statement/prospectus to their respective stockholders. LHC Group and Almost Family also plan to file other documents with the SEC regarding the proposed transaction. This report is not a substitute for any prospectus, proxy statement or any other document which LHC Group or Almost Family may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF LHC GROUP AND ALMOST FAMILY ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LHC GROUP, ALMOST FAMILY, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents containing important information about LHC Group and Almost Family, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. LHC Group and Almost Family make available free of charge at www.lhcgroup.com and www.almostfamily.com, respectively (in the “Investor” or “Investor Relations” section, as applicable), copies of materials they file with, or furnish to, the SEC.

Participants In The Merger Solicitation

LHC Group, Almost Family, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of LHC Group and Almost Family in connection with the proposed transaction. Information about the directors and executive officers of LHC Group is set forth in its proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on April 28, 2017 and the Current Report on Form 8-K filed with the SEC by LHC Group on August 18, 2017. Information about the directors and executive officers of Almost Family is set forth in its proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on April 7, 2017, and the Current Report on Form 8-K filed with the SEC by Almost Family on November 9, 2017. These documents can be obtained free of charge from the sources indicated above. Other information regarding those persons who are, under the rules of the SEC, participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

No Offer or Solicitation

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed transaction between LHC Group and Almost Family or otherwise, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contact:
Investors:
LHC Group
Eric Elliott
Senior Vice President of Finance
(337) 233-1307
eric.elliott@lhcgroup.com

Almost Family
Steven Guenthner
President and Principal Financial Officer
(502) 891-1000
steveguenthner@almostfamily.com

Media:
Schmidt Public Affairs
Rebecca Reid
(410) 212-3843
rreid@schmidtpa.com